UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

October 31, 2013

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-1330	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 31, 2013, the Board of Directors (the “Board”) of Capital One Financial Corporation (the “Company”), as part of its periodic review of the Company’s governing documents, approved changes to the Company’s Amended and Restated Bylaws dated May 16, 2011. The amendments became effective upon the Board’s approval. The amendments included the following changes, among others:

•	Changing the default location for annual meetings of stockholders from the Company’s registered office to its principal executive offices

•	Clarifying that the Chair or the Board sets the location for a meeting of stockholders

•	Clarifying that the Chair may postpone or cancel any special meeting of stockholders called by the Chair

•	Clarifying that the advance notice bylaw represents the exclusive means for a stockholder to bring nominations or other business proposals before a meeting of stockholders (other than proposals submitted for inclusion in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended)

•	Changing the general advance notice period for annual meetings of stockholders from seventy to ninety days before the first anniversary of the preceding year’s annual meeting to ninety to one hundred twenty days before such anniversary and making similar changes to the advance notice period for stockholder nominations for applicable special meetings of stockholders

•	Expanding the scope of disclosures required of a stockholder seeking to bring a nomination or other business proposal before a stockholder meeting including, among others, requiring disclosure of (1) a more broadly defined set of derivative and short positions, (2) compensation arrangements between nominees and nominating stockholders and (3) the text of proposed stockholder business; and requiring the stockholder to update such disclosure as needed so that it remains accurate as of 10 business days prior to the meeting date

•	Requiring that the questionnaire for any director nominee must be delivered in the same timeframe as a stockholder’s notice of nomination

•	Adding that the Company may require proposed nominees for director to furnish additional information regarding the eligibility of the nominee to serve as an independent director

•	Adding that the Board and the chair of the meeting shall have the authority to adopt and enforce rules and regulations for the conduct of stockholder meetings

•	Removing specific director qualifications from the bylaws as these matters are addressed in the Company’s Amended and Restated Corporate Governance Principles

•	Clarifying that directors may receive notice of upcoming Board meetings by email and other additional means of communication

•	Clarifying that directors may act by written consent and have telephonic meetings

•	Clarifying that director resignations may be made contingent upon a future date or event

•	Clarifying that shares of Company stock need not be certificated

•	Clarifying that the Company has an obligation to advance expenses to each indemnified person to the fullest extent authorized by Delaware law

•	Clarifying that the bylaw indemnification provisions represent contract rights between the Company and each indemnified person, and that any amendments to those provisions shall not impact indemnification rights related to past events

•	Adding a severability provision to the indemnification bylaw providing that in the event a portion of the provisions is held to be unenforceable, the remaining provisions will still be enforced and will be interpreted so as to give effect to the intent of the unenforceable provision to the fullest extent possible

The foregoing summary is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, dated October 31, 2013, which are attached as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 8.01.	Other Events.

As a result of the amendments to the Company’s bylaws described above, the deadlines for stockholders wishing to present other business or nominations at the Company’s 2014 Annual Stockholder Meeting have changed from the dates disclosed in the Company’s Definitive Proxy Statement for the 2013 Annual Stockholder Meeting dated March 20, 2013. The deadline for submitting proposals for inclusion in the Company’s proxy statement for its 2014 Annual Stockholder Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 has not changed and remains November 20, 2013.

Under the Company’s bylaws, if a stockholder wishes to present other business before the stockholders at the Company’s 2014 Annual Stockholder Meeting or nominate a director candidate, the stockholder must give proper written notice of any such business or nominee to the Company’s Corporate Secretary not before January 2, 2014, and not after February 1, 2014. If the Company’s 2014 Annual Stockholder Meeting is not within thirty days before or sixty days after May 2, 2014, the anniversary date of the Company’s 2013 Annual Stockholder Meeting, notice must be delivered no earlier than the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such meeting or ten days following any notice or publication of the meeting. A stockholder’s notice must include the information specified in the Company’s bylaws concerning the business or nominee.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Amended and Restated Bylaws of Capital One Financial Corporation, dated October 31, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: November 5, 2013	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary